Exhibit 99.1
Title: Acquisition of USR Date: June 18, 2009

Forward Looking Statement Certain statements contained in this presentation may be deemed to be forward-looking statements under federal securities laws, and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include statements regarding the Company’s strategies, the demand for the Company’s products, the opportunity for growth of the Company, and anticipated sales and operating results. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for the Company’s products, the Company’s growth opportunities, the ability of the Company to obtain operational enhancements, and other risks detailed from time to time in the Company’s reports filed with the SEC. 2

Agenda Recap Smith & Wesson strategy/performance Overview of acquisition — USR Transaction overview Diversification impact Summary 3

Our Growth Strategy 1 Strengthen position in core firearms market 2 Diversify into new businesses which:
— align with the core focus areas of safety, security, and protection — serve as a platform for future expansion — have strong management teams in place to drive platform growth — provide limited EPS dilution 4

Our Performance Remains Strong Fiscal Year April 30 Revenues Fourth Quarter 2009 Preview Highlights $335 $296 $237 * $160 $126 2005 2006 2007 2008 2009 · Revenues: $99.5M (+20% Q/Q) · Gross Margins: 31.0% · Backlog: Exceeds $200.0M · Cash: $39.8M (excludes cash from May offering) * Thompson/Center Arms Company acquired 1/3/07 5

Agenda Recap Smith & Wesson strategy/performance Overview of acquisition — USR Transaction overview Diversification impact Summary 6

Profile of Universal Safety Response, Inc. (“USR”) · Privately held, rapidly growing, profitable · Provider of full service facility security systems solutions Guard House and Canopy Electronic Systems Integration XMB Vehicle Barrier GRAB-SP Vehicle Barrier 7

USR: The Clear Leader in Total Perimeter Security Solutions A high growth company, with a powerful brand in a fast growing market — At a unique inflection point in company history Business model: Innovative design, manufacture, installation and maintenance — Patented, world class perimeter security products and services USR’s GRAB barrier system is the only system that meets State Dept. & Federal Highway Admin & Department of Defense standards — Defense Department preferred supplier Robust new product development pipeline 8

Universal Safety Response, Inc. · Matthew Gelfand, Founder & President 9

The Macro-Market: Rapidly Growing After September 11 · Strategic solutions · Initially “quick fixes” Turning point: September 11 10

The USR Response (Timeline 2001 to present) Pre-9/11 · Facilities had general access and open campuses · USR GRAB® product under development 2002-2006 · Government secures with concrete barriers/vehicles · Focus moves toward longer term, integrated solutions · USR assists in developing access control point standards 2008-Present · USR industry leader in total perimeter security solutions · USR aligned with key customers: e.g. Army Corps of Engineers · USR products designed around Military, Petrol-Chem, and Gov’t standards 11

By 2004 USR GRAB® System Emerged as Industry Leader The only vehicle barrier system in the world that meets certification standards of: · State Department · Federal Highway Administration · Department of Defense 12

No Single Competitor Provides USR’s Level of Full Service Security Integration 1. Engineering Design · specialized knowledge 2. Full Suite of Security Products · internally developed (IP) + best-of-breed 3. Installation & Maintenance · specialized integration Unmatched capabilities 13

A Solid Mix of Services and Products 2009 Revenue Forecast Services Products 44% 56% 14

Diversified, Industry-Leading Product Offerings Percent of Product Revenues Other 10% ODDS & Electronic Monitoring 9% Other Barriers 10% Parts & Accessories 13% GRAB® Barriers 30% Canopies & Prefab Buildings 28% 15

Flagship Product GRAB® System: Unique Features Shortest, less likely to be lethal stopping distance of any barrier on the market Can be activated in less than 2.0 seconds Able to span multiple traffic lanes Re-useable after impact Environmentally friendly: no hydraulics underground Lower maintenance cost 16

GRAB Superior to Traditional Barriers BEFORE: Vehicles rapidly approach barriers AFTER: GRAB advantages: · Stops vehicle without destroying it · Payload contained, not projected · Suspects apprehended for questioning · Evidence recovered · Barrier re-settable after impact Traditional Barrier GRAB® System 17

World Class Customers A customer list that specifies USR as the preferred provider of perimeter security solutions 18

USR — Solid Growth (by calendar year) Revenues $90M $50M* $23M $7M 2007 2008 2009E 2010E EBITDA $15M $9M $2M — $1.6M 2007 2008 2009E 2010E * Approximately $100M in purchase orders in process at June, 2009 19

The Future: Positioned in Large, Growing Markets Near-term market opportunity $1.5B Note: Market sizes reflect management estimates 20

Growth Drivers Further penetration of current customers Launch of patented new products Runway Long for Growth Increased scope of services offered International expansion Expansion into new markets Increasing demand for critical infrastructure protection at government, military and corporate facilities provides enormous opportunity
21

Agenda Recap Smith & Wesson strategy/performance Overview of acquisition — USR Transaction overview Diversification impact Summary 22

Transaction Highlights Price: Purchase price: — Up to 9.7M shares plus up to $26.2M cash Consideration Portion on closing (July 20 est.), balance tied to performance on closing: — $52.5M in cash and stock paid at closing • 5.6 million shares • balance in cash Future 4,080,000 shares payable in 2009 and 2010 Consideration: — Tied to USR achievement of EBITDAS objectives — Entire 9.6 million shares earned if USR achieves $15.0M EBITDAS for the year ending Dec. 31, 2010 Management: Key management team agreements are in place Integration: Minimal integration required 23

Price Analysis At Closing End of Calendar 2009 End of Calendar 2010 At $5.00 share price (millions) (millions) (millions) Anticipated EBITDAS $ 9.0 $15.0 Shares issued each period 5.6 1.2 2.9 Cumulative Shares issued 5.6 6.8 9.7 Share Value @ $5 $28.0 6.0 14.5 Cash $24.5 0 0 Total Consideration $52.5 58.5 73.0 Purchase Price Multiple 6.5 4.9 At $7.00 share price Anticipated EBITDAS $ 9.0 $15.0 Shares issued each period 5.6 1.2 2.9 Cumulative Shares issued 5.6 6.8 9.7 Share Value @ $7 $39.2 8.4 20.2 Cash $13.3 0 0 Total Consideration $52.5 $60.9 $81.1 Purchase Price Multiple 6.7 5.4 24

Agenda Recap Smith & Wesson strategy/performance Overview of acquisition — USR Transaction overview Diversification impact Summary 25

A Key Move in Diversifying Our Revenue Streams SWHC Today SWHC (combined) FY 2011 Professional 17% 83% Consumer Other 7% 93% Firearms Professional 37% 63% Consumer Other 30% 70% Firearms

Agenda Recap Smith & Wesson strategy/performance Overview of acquisition — USR Transaction overview Diversification impact Summary 27

SUMMARY Why Acquiring USR Makes Sense · SWHC now has platform for entry into security business · Profitable, growing company in high growth market · GRAB® provides differentiation, barrier to market entry · Unique business model: no competitors · USR at inflection point: opportunity for growth · Diversifies SWHC revenue base toward professional/commercial · EPS accretive on a cash basis in FY2010 · EPS accretive on U.S. GAAP basis in first full year, FY2011 Stay Tuned: Industry Day · Will include management meetings, product demonstration · Date/location to be announced 28

Title: Acquisition of USR Date: June 18, 2009